Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-132243-01) of Tampa Electric Company of our report dated February 23, 2009 relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

February 23, 2009